Calculation of Filing Fee Tables
S-8
Forgent Power Solutions, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.00001 per share	Other	24,354,311	$ 29.00	$ 706,275,019.00	0.0001381	$ 97,536.58
Total Offering Amounts:						$ 706,275,019.00		$ 97,536.58
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 97,536.58
Offering Note
[1]	Shares of Class A common stock, par value $0.00001 per share ("Class A Common Stock"), of Forgent Power Solutions, Inc. (the "Company") authorized for issuance under Forgent Power Solutions, Inc. 2026 Equity Incentive Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such indeterminate number of additional securities as may be issued to prevent dilution resulting from stock dividends, stock splits, recapitalization, or similar transactions. Pursuant to Rule 457(c) and 457(h)(1) of the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee and are based on a price of $29.00 per share, which is the price per share of Class A common stock for the Registrant's initial public offering of Class A common stock pursuant to the Registrant's Registration Statement on Form S-1 (File No. 333-292632).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A